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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-52408 and No. 333-66244 of WJ Communications, Inc. on Form S-8 of our report dated January 23, 2003 (March 27, 2003 as to the last paragraph of Note 8), relating to the consolidated financial statements of WJ Communications, Inc. as of and for the year ended December 31, 2002 appearing in this Annual Report on Form 10-K of WJ Communications, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
San Jose, California March 27, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT